Exhibit 8.1

[Form of Tax Opinion]

[•], 2022

Social Capital Suvretta Holdings Corp. I

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Ladies and Gentlemen:

We have acted as special counsel to Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company (“SCS”), in connection with the domestication of SCS as a Delaware corporation (the “Domestication”) and the proposed merger of Karibu Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of SCS, with and into Akili Interactive Labs, Inc. (“Akili”), a Delaware corporation (the “Merger”) pursuant to the Agreement and Plan of Merger (as amended or supplemented through the date hereof, the “Agreement”), entered into as of January 26, 2022, by and among SCS, Merger Sub and Akili. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (including the joint proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Domestication will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by SCS in an officer’s certificate dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificate”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Domestication, (iv) any such statements and representations made in the Officer’s Certificate “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) SCS and its respective subsidiaries will treat the Domestication for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” we are of the opinion that, under currently applicable United States federal income tax law, the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and we hereby confirm to you that the statements set forth under the caption “U.S. Federal Income Tax Considerations—Effects of the Domestication to U.S. Holders” in the Registration Statement, subject to the limitations and qualifications set forth herein and therein, constitute our opinion as to the material United States federal income tax consequences of the Domestication to U.S. holders of SCS Class A ordinary shares. We express no opinion on the potential U.S. federal income tax consequences of the Domestication pursuant to Section 367 of the Code or the passive foreign investment company rules.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform SCS of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,